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                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-65288, No. 33-65320 and No. 333-4372 of Security First Corp. on Forms S-8 of our report dated April 22, 1998 incorporated by reference in the Annual Report on Form 10-K of Security First Corp. for the year ended March 31, 1998.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
Cleveland, Ohio
June 19, 1998